For Immediate Release
Thursday, May 11, 2017
Contact: Ryan Hornaday, EVP/CFO & Treasurer
rhornaday@emmis.com
317.266.0100

Emmis Announces Fourth Quarter and Full-Year Earnings

Indianapolis... Emmis Communications Corporation (NASDAQ: EMMS) today announced results for its fourth fiscal quarter and full-year ending February 28, 2017. After the end of the quarter, on May 8, 2017, Emmis entered into an agreement to sell KPWR-FM in Los Angeles to an affiliate of the Mereulo Group for $82.75 million. This transaction is expected to close later this year and proceeds will be used to repay more than 50% of the Company’s credit facility debt outstanding.

Emmis’ radio net revenues for the fourth fiscal quarter were $34.0 million, down from $36.4 million from the prior year, a decrease of 6.6%. Per Miller Kaplan reporting, which excludes barter revenues and syndication revenues, and excluding results from Los Angeles, Emmis’ fourth quarter radio revenues were down 4.8% in markets that were down 0.2%. Austin and St. Louis outperformed their markets, with St. Louis up 10% in a market that was up 1%.

For the full year, radio revenues were $165.1 million, compared to $169.2 million in the prior year, a decrease of 2.4%. For the full year, Emmis radio revenues per Miller Kaplan reporting, excluding results from Los Angeles, were down 0.3%, narrowly missing the performance of its markets, which were up 0.5%.

During the fourth quarter, Emmis closed on the sale of its Terre Haute radio cluster on January 30, 2017 and closed on the sale of Los Angeles, Atlanta, Cincinnati, and Orange Coast magazines on February 28, 2017. Emmis’ sole remaining magazine is Indianapolis Monthly.

“The decision to sell KPWR was an extremely difficult one to make, but it allows us to dramatically reduce our indebtedness, leading to much needed financial flexibility during challenging times for the U.S. radio business,” said Jeff Smulyan, CEO & Chairman of the Board of Emmis. “Our industry needs a catalyst, and we remain convinced we have it in NextRadio®. The NextRadio-developed Dial ReportTM, which provides robust data measurement and big data analytics for radio campaigns, has been a huge hit with advertisers and agencies since its introduction in January of this year.”

Smulyan added that the cash commitment to Sprint had been satisfied and the business relationship between NextRadio and Sprint was extended for an additional three years.

A conference call regarding earnings will be hosted today at 9 a.m. Eastern today by dialing 1-517-623-4891.  Questions may be submitted via email to ir@emmis.com. A digital playback of the call will be available until Thursday, May 25 by dialing 1-402-998-1514.

Emmis has included supplemental pro forma net revenues, station operating expenses, and certain other financial data on its website, www.emmis.com under the “Investors” tab.

Emmis generally evaluates the performance of its operating entities based on station operating income. Management believes that station operating income is useful to investors because it provides a meaningful comparison of operating performance between companies in the industry and serves as an indicator of the market value of a group of stations or publishing entities. Station operating income is generally recognized by the broadcast and publishing industries as a measure of performance and is used by analysts who report on the performance of broadcasting and publishing groups. Station operating income does not take into account Emmis' debt service requirements and other commitments, and, accordingly, station operating income is not necessarily indicative of amounts that may be available for dividends, reinvestment in Emmis' business or other discretionary uses.

Station operating income is not a measure of liquidity or of performance, in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to, and not a substitute for, our results of operations presented on the basis of accounting principles generally accepted in the United States. Operating Income is the most directly comparable financial measure in accordance with accounting principles generally accepted in the United States.

Moreover, station operating income is not a standardized measure and may be calculated in a number of ways. Emmis defines station operating income as revenues net of agency commissions and station operating expenses, excluding depreciation, amortization and non-cash compensation. A reconciliation of station operating income to operating income is attached to this press release.

The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission's Regulation FD.

Emmis Communications - Great Media, Great People, Great Service®
Emmis Communications Corporation is a diversified media company, principally focused on radio broadcasting. Emmis owns 16 FM and 3 AM radio stations in New York, Los Angeles, St. Louis, Austin (Emmis has a 50.1% controlling interest in Emmis’ radio stations located there) and Indianapolis. Emmis also developed and licenses TagStation®, a cloud-based software platform that allows a broadcaster to manage album art, metadata and enhanced advertising on its various broadcasts, and developed NextRadio®, a smartphone application that marries over-the-air FM radio broadcasts with visual and interactive features on smartphones.

Note: Certain statements included in this press release which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
•general economic and business conditions;
•fluctuations in the demand for advertising and demand for different types of advertising media;
•our ability to service our outstanding debt;
•competition from new or different technologies;

•
increased competition in our markets and the broadcasting industry including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;

•our ability to attract and secure programming, on-air talent, writers and photographers;
•inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
•increases in the costs of programming, including on-air talent;
•inability to grow through suitable acquisitions or to consummate dispositions;
•changes in audience measurement systems
• new or changing regulations of the Federal Communications Commission or other governmental agencies;
• war, terrorist acts or political instability; and
• other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited, amounts in thousands, except per share data)

	Three months ended February 28 (29),		Year ended February 28 (29),

	2017	2016	2017	2016
OPERATING DATA:
Net revenues:
Radio	$34,015	$36,439	$165,148	$169,228
Publishing	9,215	14,217	48,559	60,992
Emerging Technologies	263	228	861	1,213
Total net revenues	43,493	50,884	214,568	231,433
Station operating expenses excluding depreciation and amortization expense:
Radio	27,451	28,937	115,366	116,862
Publishing	10,798	15,334	51,063	58,891
Emerging Technologies	6,430	2,192	13,656	7,641
Total station operating expenses excluding depreciation and amortization expense	44,679	46,463	180,085	183,394
Corporate expenses excluding depreciation and amortization expense	2,465	2,907	11,359	13,023
Depreciation and amortization	1,060	1,412	4,806	5,797
Impairment loss on intangible assets	6,855	9,499	9,843	9,499
Gain on sale of radio and publishing assets, net of disposition costs	(6,066)	—	(23,557)	—
Loss on disposal of property and equipment	(1)	56	124	56
Operating (loss) income	(5,499)	(9,453)	31,908	19,664
Interest expense	(4,089)	(4,697)	(18,018)	(18,956)
Loss on debt extinguishment	(142)	—	(620)	—
Other (loss) income, net	(302)	212	(160)	1,057
(Loss) income before income taxes	(10,032)	(13,938)	13,110	1,765
(Benefit) provision for income taxes	(2,078)	(593)	(110)	2,069
Consolidated net (loss) income	(7,954)	(13,345)	13,220	(304)
Net (loss) income attributable to noncontrolling interests	(376)	(3,992)	101	(2,418)
Net (loss) income attributable to the Company	(7,578)	(9,353)	13,119	2,114
Loss on modification of Preferred Stock	—	(162)	—	(162)
Net (loss) income attributable to common shareholders	$(7,578)	$(9,515)	$13,119	$1,952

Basic net income per common share	$(0.62)	$(0.85)	$1.09	$0.18
Diluted net income per common share	$(0.62)	$(0.85)	$1.07	$0.17

Basic weighted average shares outstanding	12,180	11,257	12,040	11,034
Diluted weighted average shares outstanding	12,180	11,257	12,229	11,316

	Three months ended February 28 (29),		Year ended February 28 (29),

	2017	2016	2017	2016
OTHER DATA:
Station operating (loss) income (See below)	$(929)	$4,571	$35,495	$49,799
Cash paid for income taxes, net	—	—	112	216
Cash paid for interest	3,536	4,175	15,618	16,742
Capital expenditures	1,447	1,445	2,850	3,388

Noncash compensation by segment:
Radio	$138	$94	$671	$1,219
Publishing	97	62	263	447
Emerging Technologies	22	(6)	78	94
Corporate	446	85	1,908	3,144
Total	$703	$235	$2,920	$4,904

COMPUTATION OF STATION OPERATING INCOME:
Operating (loss) income	$(5,499)	$(9,453)	$31,908	$19,664
Plus: Depreciation and amortization	1,060	1,412	4,806	5,797
Plus: Corporate expenses	2,465	2,907	11,359	13,023
Plus: Station noncash compensation	257	150	1,012	1,760
Plus: Impairment loss on intangible assets	6,855	9,499	9,843	9,499
Less: Gain on sale of publishing assets, net of disposition costs	(6,066)	—	(23,557)	—
Plus: Loss on disposal of property and equipment	(1)	56	124	56
Station operating (loss) income	$(929)	$4,571	$35,495	$49,799

SELECTED BALANCE SHEET INFORMATION:	February 28, 2017	February 29, 2016
Total Cash and Cash Equivalents	$11,349	$4,456
Credit Agreement Debt	$152,245	$184,762
98.7FM Nonrecourse Debt	$59,958	$65,411